SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒ Definitive Information Statement

POINT OF CARE NANO-TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended)

POINT OF CARE NANO-TECHNOLOGY, INC.
109 Ambersweet Way
Davenport, FL 33897

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about February 25, 2022, to the holders of record (the “Shareholders”) of the outstanding common stock, par value $0.0001 per share (the “Common Stock”) of Point of Care Nano-Technology, Inc., a Nevada corporation (the “Company”), as of the close of business on February 10, 2022 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated April 15, 2021, (the “Written Consent”) the shareholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of April 15, 2021 (the “Majority Shareholders”).

The Written Consent authorized an amendment of our Articles of Incorporation (the “Certificate of Amendment”) to effect and implement a 1-for-50 reverse split of the outstanding shares of our Common Stock (the “Reverse Split”). A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of at least a majority of the total number of shares of outstanding Common Stock, which is sufficient under Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws to approve the Certificate of Amendment. Accordingly, the Reverse Split is not presently being submitted to the Company’s other Shareholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State (the “Effective Date”).

This is not a notice of a meeting of Shareholders and no Shareholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing Shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Point of Care Nano-Technology, Inc.

By Order of the Board of Directors,

/s/ Nicholas DeVito
Nicholas DeVito
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about February 25, 2022, to Shareholders of the Company by the board of directors (the “Board of Directors”) to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one Information Statement is being delivered to two or more Shareholders who share an address unless we have received contrary instruction from one or more of such Shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE REVERSE SPLIT AND THE CERTIFICATE OF AMENDMENT.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY SHAREHOLDERS

Under Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  Pursuant to Section 78.390 of the Nevada Revised Statutes, the approval of the Reverse Split and the Certificate of Amendment requires the affirmative vote or written consent of at least a majority of the issued and outstanding shares of Common Stock.

On the April 15, 2021, the Written Consent Date, the Company had 46,981,059 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On April 15, 2021, our Board of Directors unanimously adopted resolutions approving the Reverse Split and the Certificate of Amendment and recommending that the Shareholders approve the Reverse Split and the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, the Board of Directors elected to seek the written consent of the holders of the majority of the shares of our outstanding Common Stock in order to reduce associated costs and implement the proposals in a timely manner.

The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock and effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance.

CONSENTING STOCKHOLDERS

On April 15, 2021, the following record holders of 30,000,000 shares of Common Stock consented in writing to the Reverse Split and the Certificate of Amendment.

Name and Address of Consenting Shareholders	Number of Shares Beneficially Owned	Percentage of Total Shares
Dr. Raouf Guirguis
10202 Sherman Heights Place, Columbia, MD 21044-5416	28,500,000	60.7%
Ayman El Salhy
129 Wandering Trail, Jupiter FL 33458	1,500,000	3.2%

Total	30,000,000	63.9%

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Reverse Split and the Certificate of Amendment. The Company is not seeking written consent from any other Shareholders, and the other Shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising Shareholders of the action taken by written consent and giving Shareholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20-calendar day period mandated by Rule 14c under the Exchange Act and in accordance with the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing. We anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock immediately before and after the effectiveness of the Reverse Split by:

●	each Shareholder known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding securities prior to and after the effectiveness of the Reverse Split;

●	each current director of the Company prior to and following the effectiveness of the Reverse Split;

●	each of the named executive officers of the Company at the end of the Company’s last fiscal year; and

●	all current directors and executive officers as a group prior to and following the effectiveness of the Reverse Split.

Name and Address of Beneficial Owner(1)	Common Stock			Series A Non-Convertible Preferred Stock
Officers and Directors	Amount and Nature of Beneficial Ownership		Percent of Class Beneficially Owned	Amount and Nature of Beneficial Ownership	Percent of Class Beneficially Owned(3)
	Before Reverse Split	After Reverse Split(2)
Nicholas DeVito -Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary	0	0	0%	1,000	100%
All Officers and Directors as a group (1 person)(5)	0	0	0%	1,000	100%

5% Stockholders
Dr. Raouf Guirguis(4) 10202 Sherman Heights Place Columbia, MD 21044-5416	28,500,000	570,000	60.7%	0%	0%

(1)	Unless otherwise indicated, the address of the named beneficial owner is c/o Point of Care Nano-Technology, Inc., 109 Ambersweet Way, Davenport, FL 33897.

(2)	Upon effectiveness of the Reverse Split, each fifty issued and outstanding shares of Common Stock will automatically become one share of Common Stock.

(3)	On April 15, 2021, the Company agreed to issue Nicholas DeVito 1,000 shares of Series A Non-Convertible Preferred Stock. These shares were issued to Mr. DeVito on August 2, 2021. These shares of Series A Non-Convertible Preferred Stock vote together with the outstanding shares of our Common Stock as a single class and represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of our shareholders or action by written consent of shareholders.

(4)	Dr. Guirguis controls 26,000,000 shares of Common Stock directly and 2,500,000 shares of Common Stock indirectly via his wife’s ownership of those shares.

(5)	Mr. DeVito is our President and Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

AMENDMENT OF OUR ARTICLES OF INCORPORATION

On April 15, 2021, our Board of Directors approved, subject to receiving the approval of the holders of the majority of the Company’s outstanding Common Stock, an amendment of our Articles of Incorporation to effect a 1-for-50 reverse split of our issued and outstanding Common Stock. Also on April 15, 2021, the Majority Shareholders approved the Reverse Split pursuant to the Written Consent.

The Reverse Split will reduce the number of issued and outstanding shares of our Common Stock and will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance. The Reverse Split will become effective on the Effective Date which occurs when the Certificate of Amendment in substantially the form of Appendix A hereto is filed with the Secretary of State of the State of Nevada, following the expiration of the 20-calendar day period mandated by Rule 14c of the Exchange Act.

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.0001 per share, of which 46,981,059 shares were issued and outstanding as of the Record Date; and 10,000,000 shares of Preferred Stock, par value $0.0001 per share, of which 1,000 shares of Series A Non-Convertible Preferred Stock, which were issued on August 2, 2021, are currently outstanding. No other class of securities is authorized, issued or outstanding. Each share of Common Stock outstanding at the Effective Date of the Reverse Split will automatically become one-fiftieth of a share of Common Stock. Therefore, after the Effective Date only 939,622 shares of Common Stock will be issued and outstanding and 99,060,378 shares will be available for issuance.

Purposes for Reverse Split and Effect on Common Stock

The Reverse Split of the outstanding shares of our Common Stock will reduce the number of issued and outstanding shares of our Common Stock and effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance.

On the Effective Date, fifty shares of Common Stock will automatically be combined and changed into one share of Common Stock. No additional action on our part or on the part of any Shareholder will be required in order to effect the Reverse Split. Certificates that represent pre-Reverse Split shares will automatically, and without any action on the part of any person, represent one-fiftieth of such pre-Reverse Split shares following the Effective Date.

No fractional shares of post-Reverse Split Common Stock will be issued to any Shareholder. Accordingly, Shareholders of record who would otherwise be entitled to receive fractional shares of post-Reverse Split Common Stock, will, upon surrender of their certificates representing shares of pre-Reverse Split Common Stock, receive a full share of our Common Stock.

We will obtain a new CUSIP number for our Common Stock at the time of the Reverse Split. Following the effectiveness of the Reverse Split, every fifty shares of Common Stock presently outstanding, without any action on the part of the stockholder, will represent one share of Common Stock. Subject to the provisions for elimination of fractional shares, as described above, consummation of the Reverse Split will not result in a change in the relative equity position or voting power of the holders of Common Stock.

Federal Income Tax Consequences of the Reverse Split

The combination of fifty shares of pre-Reverse Split Common Stock into one share of post-Reverse Split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-Reverse Split Common Stock will be transferred to the post-Reverse Split Common Stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all Shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, as amended. There are no material differences between the Common Stock that is currently outstanding and the Common Stock that will be outstanding upon consummation of the Reverse Split.

Description of our Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, of which 46,981,059 shares were issued and outstanding as of February 10, 2022. Holders of our Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of our Common Stock do not carry cumulative voting rights. Our Board of Directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the stockholders and which may dilute the book value of the Common Stock. Stockholders have no pre-emptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

Holders of Common Stock are entitled to receive dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We have not paid dividends on Common Stock and do not anticipate that we will pay dividends in the foreseeable future.

All shares of Common Stock now outstanding are duly authorized, fully paid and non-assessable.

Description of our Preferred Stock

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, par value $0.0001, and vest in the Company’s board of directors the authority to establish series of unissued preferred shares by the designations, preferences, limitations and relative rights, including voting rights, of the preferred shares of any series so established to the same extent that such designations, preferences, limitations, and relative rights could have been fully stated in the Articles of Incorporation, and in order to establish a series, the board of directors shall adopt a resolution setting forth the designation of the series and fixing and determining the designations, preferences, limitations and relative rights, including voting rights, thereof or so much thereof as shall not be fixed and determined by the Articles of Incorporation as amended.

The board of directors may authorize the issuance of preferred shares without further action by our shareholders and any preferred shares would have priority over the Common Stock with respect to dividend or liquidation rights. Any issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of the Company and may contain voting and other rights superior to Common Stock. As a result, the issuance of preferred shares may adversely affect the relative rights of the holders of Common Stock.

On July 9, 2021, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada creating a class of Series A Non-Convertible Preferred Stock consisting of 1,000 shares.

The following is a description of the material rights of our Series A Non-Convertible Preferred Stock:

Voting

The outstanding shares of Series A Non-Convertible Preferred Stock vote together with the outstanding shares of our Common Stock as a single class and represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of our shareholders or action by written consent of shareholders. Each outstanding share of the Series A Non-Convertible Preferred Stock represents a proportionate share of the 80% voting rights held by all of the outstanding shares of Series A Non-Convertible Preferred Stock.

Dividends

The Series A Non-Convertible Preferred Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

No Convertibility; No Redemption

The Series A Non-Convertible Preferred Stock is not entitled to be converted into shares of our Common Stock or to be redeemed.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of our Series A Non-Convertible Preferred Stock then outstanding will be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, an amount equal to the stated value per share, or $0.0001.

Protective Provisions.

So long as any shares of Series A Non-Convertible Preferred Stock are outstanding, the Company will not, without first obtaining the approval (by vote or written consent, as provided by the Nevada Business Corporation Act) of the Holders of at least a majority of the then outstanding shares of Series A Non-Convertible Preferred Stock:

(a)	alter or change the rights, preferences or privileges of the Series A Non-Convertible Preferred Stock;

(b)	alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series A Non-Convertible Preferred Stock;

(c)	create any new class or series of capital stock having a preference over the Series A Non-Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company (“Senior Securities”);

(d)	create any new class or series of capital stock ranking pari passu with the Series A Non-Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company;

(e)	increase the authorized number of shares of Series A Non-Convertible Preferred Stock;

(f)	issue any additional shares of Series A Non-Convertible Preferred Stock Non-Convertible Preferred Stock;

(g)	issue any additional shares of Senior Securities; or

(h)	redeem, or declare or pay any cash dividend or distribution on, any junior securities.

Dividend Policy

While there are no restrictions that limit our ability to pay dividends, we have not paid, and do not currently intend to pay cash dividends on our Common Stock in the foreseeable future. Our policy is to retain all earnings, if any, to provide funds for the operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

Share Purchase Warrants

The Company has not issued and does not have outstanding any warrants to purchase shares of its Common Stock.

Options

The Company has not issued and does not have outstanding any options to purchase shares of its Common Stock.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendment of our Articles of Incorporation and the adoption of the Certificate of Amendment.

OTHER INFORMATION

For more detailed information about the Company and the business and operations of the Company see our periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our secretary at the address specified above.

Appendix A

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF POINT OF CARE NANO-TECHNOLOGY, INC.

*090204*
*090204*

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Point of Care Nano-Technology, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 of the Articles of Incorporation is hereby amended as follows:

“Upon the effectiveness (the “Effective Time”) of this Certificate of Amendment, each fifty (50) shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Slock Split”). Fractional shares resulting from the Reverse Stock Split shall be rounded up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date:	Time:	10:00 am
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.		Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

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